Exhibit 1.01

Siliconware Precision Industries Co., Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2017

Introduction

This is the Conflict Minerals Report (“Report”) of Siliconware Precision Industries Co., Ltd. (“SPIL”, “Company”, “we”, “us” or “our”) for the calendar year ended December 31, 2017 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule sets forth certain due diligence and reporting obligations for companies registered with the U.S. Securities and Exchange Commission (“SEC”) whose products contain conflict minerals necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufacture. The Rule defines “Conflict Minerals” to include cassiterite, columbite-tantalite, gold, wolframite, or their derivatives limited to tin, tantalum, tungsten, and gold (collectively referred to as “3TG”).

SPIL manufactures a wide range of products that contain Conflict Minerals, but does not directly purchase raw ore or unrefined Conflict Minerals, and does not make purchases of other goods, from the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively referred to as the “Covered Countries”).

Pursuant to the Rule, SPIL conducted a Reasonable Country of Origin Inquiry (“RCOI”) on the source and chain of custody of the necessary Conflict Minerals in our products, which Conflict Materials we had reason to believe may have originated from the Covered Countries and which may not have come from recycled or scrap sources, to determine whether such products were “Conflict Free”. The term “Conflict Free” is used in this Report in a broader sense to refer to suppliers, supply chains, smelters and refiners whose source of Conflict Minerals did not or do not directly finance or benefit armed groups in the Covered Countries.

Business Overview

SPIL is one of the world’s leading independent providers of semiconductor packaging and testing services. We offer a full range of packaging and testing solutions, including advanced packages, substrate packages and lead-frame packages, as well as testing for logic and mixed signal devices. We also offer our customers turnkey service, from packaging and testing to shipment service.

Our Packaging Services

We offer a broad range of package formats designed to provide our customers with a full array of packaging solutions. The packaging solutions we currently offer to our customers include substrate packages, which include ball grid array and system in packages (incorporating multiple semiconductor chips) and bumping and flip-chip ball grid array packages, as well as lead-frame packages.

Our Testing Services

Wafer Probing: Wafer probing is the step immediately before packaging of integrated circuits and involves sorting the processed wafer for defects to ensure that it meets customer acceptance criteria. Integrated circuits on an accepted wafer are then individually inspected visually under microscopes before packaging and final testing.

Final Testing: We provide final testing services for a wide variety of logic and mixed signal and RF integrated circuit packages and other integrated circuit packages, including complex and high performance integrated circuits, as well as lower-performance ones. High-performance products include personal computer-related components such as CPU chipsets and graphic processors, while major lower-performance products include integrated circuits used in consumer electronic products.

Other Testing Services: In addition to wafer probing and final testing services described above, we also provide “system level testing” services for testing products on motherboards, “lead/ball scanner” service to screen out abnormal products, including bent lead or ball defective devices, so as to prevent them from being shipped to the end customers, “marking” services to specify the unique customer logo and batch identification on products and “tape and reel” service to packaging devices into one complete reel for surface mount operation.

We utilize Conflict Minerals which are necessary to implement our packaging services on our customers’ products. No Conflict Minerals are used when conducting testing services.

Reasonable Country of Origin Inquiry

SPIL does not directly purchase unrefined Conflict Minerals, but rather purchases materials from a wide network of suppliers that in turn source materials from a wide network of suppliers that source materials from their sub-tier suppliers. Our supply chain is extensive and complex with many layers of suppliers between us and smelters, refiners, and miners of 3TG.

We require our suppliers to provide us with Material Data Sheets (“MDS”) which specify each and every substance, including but not limited to 3TG, contained in the products and components supplied to us. Based on the MDS we received and through our comprehensive scoping process, we identified 145 suppliers that provided SPIL with Conflict Minerals. Out of those 145 suppliers, we have received 150 3TG sourcing survey results using the industry-wide standard Conflict Minerals Reporting Template (“CMRT”).

After conducting the RCOI for 2017, we may have concerns that the 3TG used in connection with the relevant products may have originated in the Covered Countries, or did not originate from recycled or scrap sources. See “Due Diligence Result” below.

Due Diligence Designs

In accordance with the Rule, SPIL undertook to determine the Conflict Minerals status for the necessary Conflict Minerals used in our packaging services. We designed and conducted our due diligence measures in conformance with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (“OECD Guidance”), which is an internationally-recognized due diligence network

Due Diligence Designs Performed

Step 1: Establish strong management system

•	Adopted and maintained SPIL’s Conflict Mineral Policy, which states our commitment to carry out supply chain due diligence in compliance with the OECD Guidance. The policy is available on SPIL’s website at https://www.spil.com.tw/chinese/about/Conflict_Mineral_Policy.pdf, or https://www.spil.com.tw/about/Conflict_Mineral_Policy.pdf.

•	Established SPIL’s Conflict Minerals Management Procedure as a clear and coherent management process to ensure risks are adequately managed.

•	Organized a project team involving cross-functional groups including purchasing, operations, engineering, customer service, legal and others to implement and perform our Conflict Mineral Policy and Conflict Minerals Management Procedure in collaboration with our suppliers and customers. The project team is under the direction of our Vice-President of purchasing, also the final approver of SPIL’s Form SD and Conflict Minerals Report.

•	Annually completed the Conflict Minerals Project to monitor the implementation of SPIL’s Conflict Mineral Policy and regularly review the project status with senior management.

•	Implemented a Conflict Minerals communication and identification mechanism which helps us promote transparency across the mineral supply chain.

•	Employed a supply chain system of controls and transparency measures through the use of due diligence tools such as the CMRT, a supply chain survey designed by the Responsible Minerals Initiative (“RMI”), formerly known as the Conflict-Free Sourcing Initiative, to identify smelters and refiners that process necessary Conflict Minerals contained in a company’s products and the country of origin of those Conflict Minerals.

•	Required Conflict-Minerals-related documents to be retained for five (5) years, in accordance with the OECD Guidance.

•	Strengthened engagements with suppliers with a written Conflict Minerals-related provision in issued purchase orders.

•	In 2017, SPIL required all new suppliers to certify their Conflict Free status by signing SPIL’s Conflict Free Statements. In addition, suppliers that provide us with products containing 3TG are required to provide us with a CMRT.

•	Maintained and published on SPIL’s website a company-level grievance mechanism where an interested party is allowed to voice concerns relating to Conflict Minerals. (http:/www.spil.com.tw/contact/)

Step 2: Identify and assess risk in our supply chain

•	As a downstream company, SPIL identified risks in its supply chain by sorting a list of material categories which may contain 3TGs (the “affected materials”), with the assistance of its Engineering Unit, and mapping direct suppliers who provided us with affected materials during the reporting period (the “affected suppliers”). For the year ended December 31, 2017, SPIL identified a total of 145 affected suppliers and conducted complete surveys with the CMRT template, and required the affected suppliers to provide smelter and refiner information for SPIL’s review.

•	Developed and implemented the CMRT review guidance to standardize the process of reviewing the collected CMRTs. Through several rounds of requests, communications, and through the use of IT tools, SPIL endeavored to obtain a complete smelter and refiner list from the affected suppliers.

•	Identified and assessed risks by utilizing the smelter and refiner list information provided by the RMI’s Third Party Audit program—formerly known as the Conflict-Free Smelter Program, now known as the Responsible Minerals Assurance Process (“RMAP”), or the industry equivalents.

Step 3: Design and implement a strategy to respond to identified risks

•	Reported findings to designated senior management, outlining the information gathered and the actual and potential risks identified in the supply chain risk assessment.

•	Established communication channels to notify our customers and suppliers of the non-Conflict Free status as applicable and sought collaboration to build a Conflict Free supply chain.

•	In 2017, SPIL continued on the risk management plan that includes monitoring and tracking risk mitigation measures undertaken by our suppliers, and considered suspending or discontinuing engagement with suppliers not using Conflict Free smelters or refiners certified by RMAP (“Non-Conflict Free Suppliers”)

•	Reviewed the risks identified and requested Non-Conflict Free Suppliers to mitigate risks by removing non-Conflict Free smelters and refiners from their and our respective supply chains.

•	As part of the risk management plan, SPIL undertook a risk assessment to determine whether additional audits of affected suppliers were necessary. Based on the results of the risk assessment, SPIL is planning to conduct additional audits of affected suppliers in 2018.

Step 4: Carry out independent third-party audits of the due diligence practices of smelters and refiners

•	Undertook an Independent Private Sector Audit for the calendar year 2017 of our Conflict Minerals Report to ensure it is in accordance with the requirements of the Rule and the subsequent public statements made by the SEC.

•	Leveraged independent smelter audits of the RMAP or the industry equivalent to support certain statements contained in this Conflict Minerals Report.

Step 5: Report annually on supply chain due diligence

•	Form SD and Conflict Minerals Report for the calendar year 2017 to be filed with the SEC on or before May 31, 2018.

Due Diligence Result

Pursuant to the due diligence design and measure performed as described above, we have made a reasonable good faith effort and have found no reasonable basis for determining that SPIL, within our management’s control and authority, sourced Conflict Minerals that directly or indirectly finance or benefit armed groups in the Covered Countries, and as such, that our products and source materials are “DRC Conflict Free”.

Due Diligence Improvement

In the next compliance period, SPIL intends to take the following steps to improve the information gathered from our due diligence measures to further mitigate the risk that the necessary Conflict Minerals may directly or indirectly benefit or finance armed groups in the Covered Countries. These steps include, but are not limited to:

•	Continue to convey to our suppliers SPIL’s corporate policy on responsible sourcing.

•	Conduct audits of more suppliers in order to ensure the accuracy and validity of the CMRTs provided by our direct suppliers and also assist our suppliers to align their Conflict Minerals management system with ours.

•	Continuously review and improve our due diligence procedures.

Independent Private Sector Audit

KPMG conducted an independent private sector audit for us and such audit report, which is referred to as the Independent Private Sector Audit, is set forth in Exhibit II hereto.

Exhibit I: List of all Smelters and Refiners Identified by SPIL

Mineral	Smelter or Refiner Name	Country Location
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Johnson Matthey Canada	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Mineral	Smelter or Refiner Name	Country Location
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Switzerland	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant”	RUSSIAN FEDERATION
(OJSC Krastsvetmet)
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongjin Gold Corporation Limited	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Guangdong Jinding Gold Limited	CHINA

Mineral	Smelter or Refiner Name	Country Location
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	SUDAN
Gold	T.C.A S.p.A	ITALY
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Tony Goetz NV	BELGIUM
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	SAAMP	FRANCE
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Bangalore Refinery	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Mineral	Smelter or Refiner Name	Country Location
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL
Tin	CV Gita Pesona	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	GuangXi China Tin	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA

Mineral	Smelter or Refiner Name	Country Location
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Inti Stania Prima	INDONESIA
Tin	CV Ayi Jaya	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals &	VIETNAM
Metallurgy Joint Stock Company
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	PT O.M. Indonesia	INDONESIA
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Elmet S.L.U.	SPAIN
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	An Thai Minerals Co., Ltd.	VIETNAM
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Mineral	Smelter or Refiner Name	Country Location
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION

Exhibit II: the Independent Private Sector Audit Report

Independent Accountants’ Report

To the Board of Directors and Stockholders of

Siliconware Precision Industries Co., Ltd.:

We have examined:

•	whether the design of Siliconware Precision Industries Co., Ltd. (the “Company”) due diligence framework as set forth in the “Due Diligence Designs” section of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2017, is in conformity, in all material respects, with the criteria set forth in the Organisation of Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Due Diligence Guidance”), and

•	whether the Company’s description of the due diligence measures it performed, as set forth in the “Due Diligence Designs Performed” section of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2017, is consistent, in all material respects, with the due diligence process that the Company undertook.

Management from the Company is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the examination to obtain reasonable assurance about whether the design of the Company’s due diligence framework is in conformity with the OECD Due Diligence Guidance and whether the description of the due diligence measures the Company performed is consistent with the due diligence process that the Company undertook, in all material respects. An examination involves performing procedures to obtain evidence about the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed. The nature, timing and extent of the procedures selected depend on our professional judgment, including an assessment of the risks of material misstatement of the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed. We believe that the evidence we obtained is sufficient and appropriate to provide a reasonable basis for our opinion.

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;

•	The completeness of the Company’s description of the due diligence measures performed;

•	The suitability of the design or operating effectiveness of the Company’s due diligence process;

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the “Due Diligence Designs” and “Due Diligence Designs Performed” sections.

In our opinion,

•	the design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2017, as set forth in the “Due Diligence Designs” section of the Conflict Minerals Report is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

•	the Company’s description of the due diligence measures it performed as set forth in the “Due Diligence Performed” section of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2017, is consistent, in all material respects, with the due diligence process that the Company undertook.

/s/ KPMG
Taipei, Taiwan (the Republic of China)
April 27, 2018